Code of Business Conduct and Ethics Argo Group International Holdings, Inc. (the “Company”) As adopted by the Board of Directors, effective August 2, 2023 Introduction The Company is committed to conducting its business in accordance with all laws, rules and regulations that apply to the Company wherever it does business, as well as the highest standards of business ethics. Further, the Company is committed to full and accurate financial disclosure in compliance with applicable law and company policies. This Code of Business Conduct and Ethics (this “Code”) is applicable to all Employees (which, for purposes of this Code, includes the Company’s non-Employee directors and consultants) and sets forth specific policies to guide you in the performance of your duties. As used in this Code, “the Company” means Argo Group International Holdings, Inc. and its subsidiaries, collectively. As an Employee, you must not only comply with applicable law; you also have a responsibility to conduct yourself in an honest and ethical manner. Each Employee shares in the responsibility of creating a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages Employees to raise concerns, and promptly addressing Employee compliance concerns. This Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise. For circumstances not covered directly by this Code, we must ultimately rely on each Employee’s good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. Because our business depends upon the reputation of the Company and its directors, officers and Employees for integrity and principled business conduct, in many instances this Code goes beyond the requirements of the law. Each Employee has a responsibility to comply with the Company’s policies, ask questions if they have doubts about the ethical or legal implications of any situation or proposed course of action, and report any concerns about any business practice that may violate the law or any of the Company’s policies. It is the obligation of each Employee to become familiar with the goals and policies of the Company and integrate them into every aspect of the Company’s business. Our ethics are ultimately determined by all of us as we do our daily jobs. Any Employee who observes or knows of violations of the Company’s policies or this Code, has a question about the legality or appropriateness of an action, or has a question as to whether an existing or potential conflict of interest exists, should discuss the matter with the General Counsel or a member of the Legal and Compliance Department. No Employee will suffer reprimand or retaliation in any form for reporting concerns in good faith.

2 Compliance with Laws, Rules, Regulations and Corporate Policies You are required to comply with the laws, rules, regulations, and Company corporate policies that govern the conduct of our business and to report any suspected violations in accordance with the section below entitled “Compliance with Code of Business Conduct and Ethics.” Compliance with laws, rules, regulations and corporate policies includes, but is not limited to, compliance with any applicable insurance company laws and regulations, securities laws, antitrust laws, foreign corrupt practices laws, anti-money laundering laws (including terrorist financing laws), anti-discrimination laws, anti-harassment laws, environmental laws, and laws against the use of controlled substances and the Company’s standards, policies and procedures, this Code, applicable Employee Handbooks and as otherwise may be adopted by the Company from time to time. Conflicts of Interest All Employees must engage in honest and ethical conduct, including avoiding any actual or apparent conflicts of interest. An Employee has a conflict of interest if, in the course of employment or Board service, the Employee’s judgment and discretion is or may be influenced by considerations of personal gain or benefit, or gain or benefit to a third party. Your obligation to conduct the Company’s business in an honest and ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships. In other words, business decisions and dealings must be based on the best interests of the Company and must not be motivated by personal considerations or relationships. Each Employee is responsible for recognizing a situation in which a conflict of interest is present or might arise and for taking immediate action to eliminate or prevent such a conflict. Before making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create an actual or potential conflict of interest, you must make full disclosure of all facts and circumstances to, and obtain the prior written approval of, the General Counsel or the Chair of the Audit Committee of the Board of Directors of the Company (the “Audit Committee”). The Company respects the privacy of its Employees and your right to conduct your personal affairs without interference. If your personal affairs create a conflict of interest, a potential conflict of interest or the appearance of a conflict of interest, in many cases, disclosure of all relevant facts pertaining to such matter will permit the Company and you to avoid any problems. A violation of this policy may result in discipline, up to and including immediate termination of employment (as determined in the sole discretion of the Company). Nothing herein restricts Employees from engaging in any off-duty conduct that is protected by, and performed in accordance with, any applicable law. Financial Integrity, Accounting and Public Disclosure It is the Company’s policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, applicable insurance and other regulatory authorities as well as in all other

3 public communications made by the Company. For this reason, accuracy and transparency of financial reporting is critical. All books and records of the Company must be kept in such a way as to fully and fairly reflect all Company transactions. In addition, compliance with applicable accounting principles and systems of accounting controls is required at all times. Employees must ensure that the Company’s financial books and records are accurate, complete, and reliable. False, misleading, or incomplete financial information undermines management’s ability to make good decisions about resources, personnel, and programs and, in some cases, violates the law. The Company has zero tolerance for any intentionally false or misleading financial reporting, statements or actions. If you are in doubt about what is “false or misleading,” please contact the General Counsel for assistance. If you have concerns or complaints regarding questionable accounting or auditing matters at the Company, then you are encouraged to submit those concerns or complaints to the Audit Committee, which will (subject to applicable law and legal proceedings) treat such submissions confidentially. Such concerns may be communicated, including anonymously, using the Company’s Ethics Hotline. Insider Trading At any time, you may have access to material, nonpublic information about our Company and others. This information has the potential to affect the market price of the Company’s securities. United States securities laws and regulations prohibit the purchase or sale of a security by someone at a time when he or she possesses material nonpublic information concerning the Company or the market for the Company’s securities. Employees are prohibited from purchasing or selling securities of the Company or any other entity while in possession of material nonpublic information about the Company or that other entity obtained in the course of your position with the Company. Passing nonpublic information on to a third party, or “tipping,” is also prohibited. Doing so is known as “insider trading.” Material nonpublic information is any information that is not yet publicly known and which a reasonable investor would consider important in deciding to buy, hold or sell securities − in short, any information which could reasonably affect the price of the securities, whether positive or negative. Common examples of material nonpublic information include, but are not limited to, information concerning: • financial performance; • corporate acquisitions, dispositions or mergers, amalgamations, take-over bids, schemes of arrangements or other business combinations, • changes in (i) corporate strategy or objectives, (ii) directors or senior management, (iii) reserve levels or practices, (iv) capital structure (including share splits and share repurchases) issuance of additional securities/debt offerings or in (v) significant shareholding; • significant events such as capital expenditures, financing transactions or borrowings, or internal or external investigations; and

4 • events of default under financings or other agreements or actual or threatened major litigation or the resolution of such litigation. You must never buy, sell or trade Company securities – or the securities of other companies – until two full trading days after the Company releases that material information publicly (for example, by means of a press release). Additionally, if you adopt or modify a Rule 10b5-1 trading plan, you may be subject to a cooling-off period between the date the trading plan is adopted or modified and when trading under the plan may commence. Please see the Company’s Insider Trading Policy for additional information. Corporate Opportunities No Employee may usurp corporate opportunities, which includes: (a) taking for himself or herself (or for the benefit of friends or family members) personally, as defined under this Code) personal opportunities that are discovered through the use of the Company property, information or position; (b) using the Company property, information or position for personal gain (including gain of Family Members); or (c) while employed by the Company, directly or indirectly having any financial interest in or being employed or engaged (as an employee, agent, consultant, advisor or developer or in any similar capacity) or otherwise rendering services for or providing assistance to any person or entity that engages or is preparing to engage in any business activity conducted by the Company. Employees owe a duty to the Company to advance the Company’s legitimate interests whenever the opportunity to do so arises. Gifts and Entertainment No Employee shall solicit gifts of any value. Gifts of cash from agents, brokers, or others who do business, or have expressed an interest in doing business, with the Company, are absolutely prohibited. Solicitation by brokers, or others who do business, or have expressed an interest in doing business, with the Company, of gifts of cash or non-cash gifts must be immediately reported to the Company in accordance with the Company’s Gifts and Entertainment Policy. Where customary and not in violation of applicable law or regulation, non-cash gifts may be accepted under the specific circumstances outlined in the Company’s Gifts and Entertainment Policy. Employees operating in jurisdictions outside the U.S. may be subject to local rules and limitations on the acceptance or giving of gifts and entertainment. In the event of any uncertainty as to the application of this section of this Code, Employees are encouraged to consult with their supervisor or the Legal and Compliance Department. Fair Dealing Each Employee shall endeavor to deal fairly and in good faith with the Company’s customers, shareholders, Employees, suppliers, regulators, business partners, competitors and others. No Employee shall take unfair advantage of anyone through manipulation, intimidation, coercion, concealment, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair dealing practice. Employees operating in jurisdictions outside the U.S.

5 should consider local rules and limitations concerning the treatment of customers, shareholders, Employees, suppliers, regulators, business competitors and others. Antitrust/Competition Compliance The Company is committed to observing both the letter and spirit of the antitrust and competition laws applicable in all countries where we do business. No Employee shall enter into with a competitor any agreement or understanding, express or implied, to “unreasonably restrain trade” in any product or service. This includes competition for both the sale or purchase of products or services. The following types of agreements or understandings with competitors must be avoided: • Adopting or applying specified rates. • Offering certain coverage terms or forms. • Establishing underwriting guidelines/practices. • Setting payments for outside vendors, such as repair shops, third party administrators, etc. • Dividing up territories. • Allocating customers. • Withdrawing from a territory/line of business. • Providing only certain coverage to an insured or group of insured. • Refusing to write business for an insured or group of insured. • Appointing or terminating an agent, or changing the terms or conditions of the appointment (including commissions). • Agreeing to not compete for, or solicit, each other’s employees. • Agreeing to set compensation levels or other terms of employment. Although the Company supports participation in certain industry trade associations, those attending trade association meetings should not, in formal or informal sessions, discuss or exchange information on any of the topics listed above or on any competitively-sensitive practice and avoid even the appearance that the Company is improperly coordinating with its competitors. Respectful Workplace The Company recognizes and appreciates the importance of maintaining a respectful workplace. We strive to create and maintain, and, if need be, enforce, a work environment that provides for equal opportunity to all individuals, freedom from discrimination and harassment, safe and healthy working conditions, and protection of personal activities, such as political activities and contributions, charitable activities, and solicitations, as long as they do not conflict with or contradict the Company’s interests.

6 The Company’s Employees, and the diversity they bring to the Company, are among the most important assets of the Company and critical to its success. The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any unlawful discrimination or harassment based on race, color, religion, creed, age, gender (including sexual orientation, gender identity and status as a transgender or transsexual individual), sex (including pregnancy), disability, national origin, citizenship, genetic information, marital status, veteran status or any other legally protected class. Unwelcome conduct, harassment discrimination or discriminatory behavior against employees, interns, independent contractors or any other covered persons based on any protected characteristic is forbidden. This includes conduct that creates an intimidating, offensive or hostile environment. This conduct can take many forms, including physical actions, spoken or written comments, and multimedia. Regardless of the form it takes, harassment negatively impacts individual work performance, team performance and our workplace as a whole, and will not be tolerated. The Company strives to provide a safe and healthy environment for its Employees and customers. Each Employee has responsibility for maintaining a safe and healthy workplace by following environmental, safety and health laws, rules, practices and internal procedures, including for the reporting of accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. The Company’s policy is meant to minimize the exposure of our Employees, customers and other visitors to health or safety risks. Common areas in office locations have been provided for the convenience of all Employees and visitors. Each Employee making use of the facilities is responsible for maintaining them in safe and healthy condition. Employees are expected to perform their Company related work in a safe manner, free of the influences of alcohol, illegal drugs or controlled substances. The use of alcohol or illegal drugs in the workplace will not be tolerated, provided that alcoholic beverages may be made available to Employees at Company sponsored events during which Employees are expected to reasonably limit their consumption of such beverages. Furthermore, the use of tobacco, marijuana, and vape products are prohibited in office locations. For the purpose of this Code, “illegal drugs” include narcotics, hallucinogens, stimulants and controlled medication not prescribed by a physician for an Employee’s current personal use. The legal use of prescribed drugs is permitted only if it does not impair an Employee’s ability to perform the essential functions of the job effectively and in a safe manner that does not endanger other individuals in the workplace. Employees who take over-the-counter medication or other lawful medication that can be legally prescribed under both federal and state law to treat a disability should inform the Human Resources Department if they believe the medication will impair their job performance, safety or the safety of others or if they believe they need a reasonable accommodation before reporting to work under the influence of that medication. The Company promotes business attire that portrays professionalism, businesslike appearance, and is appropriate for the occasion. Clothing shall be chosen based on the appropriateness of the work environment and whether the attire would be considered acceptable within our line of business. In certain locations, the Company issues a security card, identification card and/or access cards or keys and/or access to smart phone applications for the purpose of providing access to its business premises. The recipient is expected to keep these in his/her possession and treat them as one would other Company property. Security cards, identification cards and/or access cards or keys and/or

7 access to smart phone applications should never be given, by the person to which they were issued, to another person. Furthermore, permissible access is generally limited to Employees or selected third parties. Conduct Involving Inter-Affiliate Matters Employees will comply with all laws, rules and regulations pertaining to conduct involving transactions between the Company’s affiliates. The Company’s regulated insurance company subsidiaries are subject to local laws and regulations designed to ensure the security of the assets and policyholder obligations of those regulated insurance company subsidiaries. Employees should be aware that these laws and regulations exist and ensure that their actions in connection with any inter-affiliate transactions are in full compliance with these laws and regulations. Confidentiality Employees are required to maintain the confidentiality of information entrusted to them by the Company, its business partners, customers or others related to the Company’s business in accordance with the confidentiality provisions agreed to by each Employee upon joining the Company, or thereafter, except when disclosure is authorized or legally mandated. The use of proprietary, confidential, privileged or sensitive information obtained without the owner’s consent or inducing such disclosures by third parties or a competitor’s past or present employee is prohibited. Protection and Use of Company Assets The Company’s assets, such as information, materials, supplies, time, intellectual property, software, hardware and facilities, among others, are valuable resources owned, licensed or otherwise belonging to the Company. Safeguarding and ensuring the efficient use of the Company’s assets is the responsibility of all Employees. All Employees must take reasonable measures to prevent damage to and theft or misuse of the Company’s property. Company assets should be used for legitimate business purposes only. Employees must avoid any circumstances that creates, or appears to create, an improper personal benefit through the use of Company property, information, or position. The personal use of Company assets without permission is prohibited. Appropriate use of the Company’s hardware and software systems and applications must be maintained at all times, including, but not limited to, electronic communications, internet usage, social computing, mobile devices, enterprise databases, physical security and environments and facility access. Compliance with applicable policies governing the use of the Company’s assets as may be adopted from time to time, including, but not limited to, policies governing the use of Company email, internet access and network security is required by each Employee. All Employees must adhere to established policies, procedures and control activities related to controlling financial assets and related financial reporting. Significant changes in policies or procedures, the failure or non-performance of a significant control activity, or unusual/suspect transactions identified should be communicated to senior management immediately. If you are in

8 doubt about the “significance” of a particular procedure change or failure or about any “suspect” transaction – elevate the issue and ask for assistance. Privacy and Data Protection The Company is committed to (1) ensuring that its customers, counterparties, regulators, Employees and shareholders have confidence in its ability to protect data that it holds and uses in its business, (2) complying with all applicable data protection, privacy and cybersecurity laws and regulations and (3) respecting the privacy and data protection rights of all those from whom it may collect data, in accordance with the Company’s privacy and data protection policies (including the Company’s privacy notices). All Employees must comply with these policies. Records Retention Employees are expected to become familiar with the Company’s policies and procedures regarding records retention applicable to them and to strictly adhere to those procedures as outlined in the policies. Employees are instructed to refrain from the destruction or discarding of any records without the prior consent of the General Counsel in the event that there is outstanding a subpoena or a pending, imminent or contemplated litigation or government investigation related to the records in question. If you learn of the existence of a subpoena or a pending, imminent or contemplated litigation or government investigation involving the Company, contact the General Counsel immediately and cease all document destruction. Political Activity and Interactions with U.S. Government Officials and Employees The Company encourages all Employees to participate in the political system of the jurisdiction in which they are citizens by voting, speaking out on public issues and becoming active in civic and political activities. It is important, however, that Employees clearly distinguish their personal views from those of the Company, unless specifically authorized by the Company to speak on the Company’s behalf. Employees are free to make personal Political Contributions (anything of value provided for the benefit of a candidate campaign, political party, political committee, any other 527 political organization, or ballot measure committee), but Employees may not use the Company funds or assets, including Company resources, facilities or personnel, for contributions of any kind, except with the express approval of the Audit Committee. With respect to volunteering for campaign activities, this includes causing any Company funds or assets to be used in connection with the volunteer activity, working on such activity during working hours, or using your Company title or any other overt, visible, and partisan political activity that could cause someone to believe your actions reflect the views or position of the Company. Also, Employees may not solicit Political Contributions from other Employees during working time or on Company premises or from Company vendors, except with the express approval of the Audit Committee. To the extent an Employee, or a retained outside consultant, engages in Legislative Lobbying (any oral or written communication with a government official or employees for the purpose of influencing federal, state, or local legislation), Regulatory Lobbying (any oral or written

9 communication with a government official or employee for the purpose of influencing a formal rulemaking or ratemaking by a federal, state, or local executive branch agency), Grassroots Lobbying (any communication with the public or a segment of the public encouraging them to contact their government representative on federal, state, or local legislation or another government decision), or Procurement and Other Official Decision Lobbying (any oral or written communication with a government official or employee for the purpose of influencing a decision on the award or terms of a federal, state, or local government contract, or any other official decision of a governmental body), the employee/consultant as well as the Company may have to register and report as lobbyists depending on the applicable lobbying law. Moreover, special restrictions on making Political Contributions and providing gifts and entertainment to government officials or employees may also apply to registered lobbyists. Thus, Employees must obtain approval from the Legal and Compliance Department prior to engaging in or retaining an outside consultant to engage in Legislative, Regulatory, Grassroots, or Procurement and Other Official Decision Lobbying at the federal, state, or local (e.g., municipal or county) level. The federal government, each state, and many local jurisdictions have laws that restrict the ability of the Company and its employees to give Gifts (anything of value that personally benefits an individual, such as food, beverages, entertainment, tickets to sporting or theatrical events, golf, travel, lodging, or payment for services, but not including Political Contributions) to U.S. government officials and employees, and in some cases to their spouse or children. These laws range from absolutely prohibiting such Gifts to permitting them as long as there is no intent to influence a specific official decision with the Gift. Thus, Employees must obtain approval from the Legal and Compliance Department prior to providing any Gift to a U.S. federal, state, or local government official or employee, or to his or her spouse or child. Employees are not necessarily prohibited from running for, being appointed to, or holding federal, state, or local government office or from serving on public bodies created by federal, state, or local officials. However, issues related to inadvertently causing a Company Political Contribution and soliciting fellow employees may arise if one is running for an elective office. Moreover, federal, state, and local conflict of interest laws may prohibit or restrict the extent to which an Employee may hold a public office (elected or appointed) while being employed by the Company, or prohibit other parts of the Company from doing business with the governmental entity in question. Thus, written approval must be obtained from the Legal and Compliance Department prior to seeking election, or being appointed to, any federal, state, or local government position. Prohibition on Gifts to Government Officials and Employees The various jurisdictions in which the Company operates have different laws, such as the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”), the U.K. Bribery Act 2010 (the “U.K. Bribery Act”), and the Bermuda Bribery Act 2016, as amended (the “Bermuda Bribery Act”), restricting gifts, including meals, entertainment, transportation and lodging, that may be provided to government officials, including any person employed by or representing a foreign government, officials of a foreign political party, officials of public international organizations and candidates for foreign office. You are prohibited from providing cash, gifts, meals, entertainment, business opportunities, offers of employment or anything of value to such officials or employees or members of their families to obtain or retain business or any business advantage. Should any individual,

10 including those outlined above, solicit any gift or other payment, such solicitation must be immediately reported to the General Counsel. Compliance with the FCPA, the U.K. Bribery Act and the Bermuda Bribery Act and any other similar regulations in the jurisdictions in which the Company operates is required by all Employees, regardless of geographic location or nationality. Charitable Activities The Company is committed to maintaining goodwill and to being a good civic neighbor. Employees are encouraged to serve on non-profit boards and in other volunteer capacities. However, if an Employee serves in any capacity with a non-for-profit organization, such person may not represent either the Company or the organization in any transactions between them. Disclosure of Certain Convictions of Crimes Certain laws prohibit the Company’s operating subsidiaries from employing a person to engage or participate in the business of insurance if that person has ever been convicted of a felony involving a “breach of trust or dishonesty.” Any Employee who has ever been convicted of a crime involving dishonesty or breach of trust must promptly report the conviction to the General Counsel. If an Employee is unsure whether a felony conviction involves a breach of trust or dishonesty, the Employee must seek guidance from the Legal and Compliance Department. If in doubt, the Employee should err on the side of reporting to the General Counsel. In the event an Employee has been convicted of a felony involving a breach of trust or dishonesty, his or her employment will be reviewed by the Company and termination of employment may result unless (i) the Company determines, based on individual circumstances, that it will support a waiver application with the applicable governmental authorities and the application is successful and (ii) continued employment by such Employee with the Company will not violate any applicable laws or otherwise pose a risk or be detrimental to the Company’s Employees, customers, assets, reputation or business operations. An Employee may be suspended without pay pending the Company’s determination relative to the Employee’s continued employment. Corporate Communications Within the framework of the applicable laws and regulations, the Company will engage in open, clear, consistent, accurate and appropriate communications with its internal and external stakeholders for the purpose of supporting trust and transparency. Public statements are made on the Company’s behalf by designated spokespersons and by members of the executive management team, if so authorized. All inquiries by (securities) analysts, journalists, rating agencies or regulators formally or informally requesting information on the Company will be handled by the Chief Executive Officer or Chief Financial Officer, or any designated personnel. You must direct all media inquiries to Corporate Communications. In addition, you must never give the impression that you are speaking on behalf of the Company in any personal communications. Pre-approval is required for an employee invited to speak or present at an event.

11 Outsourcing The Company values its suppliers and seeks to align its supply chain with our core values and focuses on ethical sourcing and compliance, as well as on proper stewardship of our people, planet and practices. The Company manages its relationships with outsourced service providers, in accordance with local rules and regulations, including the Bermuda Monetary Authority’s (“BMA”) Insurance Code of Conduct, by establishing and maintaining within the Company adequate systems and controls that mitigate the risks associated with outsourcing activities. The Company will, when relying on a third party or other affiliated entities for the performance of operational functions which are critical for the performance of regulated activities, listed activities or ancillary services on a continuous and satisfactory basis, maintain oversight and accountability for these activities as if they were performed internally and subject to the Company’s own standards for corporate governance and internal control and ensure that outsourcing service agreements include the applicable requirements for compliance with jurisdictional laws and regulations and timely access to data and records. Compliance with Code of Business Conduct and Ethics Employees should proactively promote and be an example of ethical behavior. Integrity is a personal responsibility, and each Employee is responsible for their individual actions. No unlawful or unethical act can be justified by claiming it was ordered by higher management. Remember that there are always options – they may not be easy choices, but they will always exist, and resources are available to assist. If you do not know the answer or if you have any doubts about the propriety of actions or decisions – elevate the issue and ask for assistance. Employees are encouraged to speak with managers or other appropriate Company personnel about potential or perceived unlawful or unethical behavior and, when in doubt, about the best course of action in a particular situation. If you know of or suspect a violation of applicable laws, rules or regulations or this Code, you must immediately report that information to the Legal and Compliance Department, the General Counsel or the Chair of the Audit Committee. Please also refer to local whistleblowing policies as they may apply to you. No Employee will be subject to retaliation because of a good faith report of a suspected violation of this Code or other unlawful or unethical conduct. Each Employee and any other person subject to this Code are required to cooperate in internal investigations of suspected or actual unlawful or unethical behavior, including potential violations of this Code. To facilitate open and honest communications of these matters, the Company has established a hotline (the Company’s Ethics Hotline) available for all Employees to confidentially communicate their business conduct and ethics concerns using the Company’s ethics hotline. The reporting system is only accessible by the General Counsel and the Chair of the Audit Committee.

12 Violations of this Code may result in disciplinary action, up to and including termination of employment. The Audit Committee shall determine, or shall designate appropriate persons to determine, appropriate action in response to violations of this Code. Waivers of Code of Business Conduct and Ethics If you would like to seek a waiver of a provision of this Code, you must make full disclosure of your particular circumstances to the General Counsel and the Chair of the Audit Committee. Any waiver of this Code for directors or officers may be made only by the Audit Committee. Changes in and waivers of this Code will be publicly disclosed as required by applicable law, regulations and listing standards. No Rights Created This Code is a statement of certain fundamental principles, policies and procedures that govern the Company’s Employees in the conduct of the Company’s business. It is not intended to and does not create any rights in any Employee, customer, client, supplier, competitor, shareholder or any other person or entity. Revisions On at least an annual basis, the Audit Committee shall review and evaluate this Code. This Code is subject to modification by the Board upon recommendation by the Audit Committee. A copy of this Code will be made available on the Company’s website.